UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31, 2023

Avenue Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38114 (Commission File Number)	47-4113275 (IRS Employer Identification No.)

1111 Kane Concourse, Suite 301

Bay Harbor Islands, Florida 33154

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Exchange Name
Common Stock	ATXI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 31, 2023, Avenue Therapeutics, Inc. (the “Company”) entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Maxim Group LLC and Lake Street Capital, LLC as placement agents (together, the “Placement Agents”) related to the Company’s public offering (the “Offering”) of 16,633,400 units (each consisting of either (A) one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”), a Series A warrant (“Series A Warrant”) to purchase one share of Common Stock and a Series B warrant (“Series B Warrant” and, collectively with the Series A Warrants, “Warrants”) to purchase one share of Common Stock (such units, the “Common Units”) or (B) one pre-funded warrant to purchase one share of the Company’s Common Stock (the “Pre-funded Warrants”), a Series A Warrant and a Series B Warrant (such units, the “Pre-funded Units” and together with the Common Stock, the Warrants, the Common Units and the Pre-funded Warrants, the “Securities”)). Under the terms of the Placement Agency Agreement, the Placement Agents acted as the Company’s exclusive placement agents to solicit offers to purchase the Securities on a “best efforts” basis. The Company also entered into a securities purchase agreement, dated as of October 31, 2023 (the “Securities Purchase Agreement”), with certain institutional investors buying Securities in the Offering. Pursuant to the Offering, 3,853,400 Common Units were sold at a price of $0.3006 per Unit and the 12,780,000 Pre-Funded Units were sold at a price of $0.3005.

The Series A Warrants are immediately exercisable upon issuance and are exercisable at a price of $0.3006 per share for a period of five years after the issuance date. The Series B Warrants are immediately exercisable upon issuance and are exercisable at a price of $0.3006 per share for a period of 18 months after the issuance date. The Pre-funded Warrants are immediately exercisable upon issuance and are exercisable at a price of $0.0001 per share until exercised in full. The Shares, the Pre-funded Warrants and the Warrants were immediately separable upon issuance and were issued separately. The Company consummated the transactions contemplated by the Offering and the Placement Agency Agreement on November 2, 2023. Upon the closing of the Offering, the Company paid the Placement Agents a cash transaction fee equal to 8% of the aggregate gross cash proceeds from the sale of the Securities (reduced to 4% of aggregate gross cash proceeds received from the Company’s affiliates) and reimbursed the Placement Agents for certain of their out-of-pocket expenses incurred in connection with this Offering.

The Company estimates that it will receive net proceeds from the Offering of approximately $4.1 million, after deducting the estimated placement agent fees and estimated offering expenses payable by the Company, and assuming no exercise of the Warrants.

In connection with the Offering, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Company’s Registration Statement on Form S-1 (File No. 333-274562) initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 18, 2023, as amended (the “Registration Statement”):

•	the Series A Warrant, a copy of the form of which is attached as Exhibit 4.1 hereto and incorporated in this Item 1.01 by reference;
•	the Series B Warrant, a copy of the form of which is attached as Exhibit 4.2 hereto and incorporated in this Item 1.01 by reference;
•	the Pre-funded Warrant, a copy of the form of which is attached as Exhibit 4.3 hereto and incorporated in this Item 1.01 by reference;
•	a Warrant Agent Agreement, dated October 31, 2023, by and between the Company and VStock Transfer, LLC, a copy of which is attached as Exhibit 4.4 hereto and incorporated in this Item 1.01 by reference;
•	the Placement Agency Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated in this Item 1.01 by reference; and
•	the Securities Purchase Agreement, a copy of the form of which is attached as Exhibit 10.2 hereto and incorporated in this Item 1.01 by reference.

Item 8.01	Other Events.

On October 31, 2023, the Company issued a press release announcing the pricing of the Offering, a copy of which is attached hereto as Exhibit 99.1. On November 2, 2023, the Company issued a press release announcing the closing of the Offering, a copy of which is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Series A Warrant (November 2023).

4.2	Form of Series B Warrant (November 2023).

4.3	Form of Pre-funded Warrant (November 2023).

4.4	Warrant Agent Agreement, dated October 31, 2023 by and between Avenue Therapeutics, Inc. and VStock Transfer, LLC.

10.1	Placement Agency Agreement dated October 31, 2023, by and among Avenue Therapeutics, Inc., Maxim Group LLC and Lake Street Capital Markets, LLC.

10.2	Form of Securities Purchase Agreement, dated October 31, 2023, by and among Avenue Therapeutics, Inc. and the investors party thereto.

99.1	Press Release, dated October 31, 2023.

99.2	Press Release, dated November 2, 2023.

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENUE THERAPEUTICS, INC.
(Registrant)

Date: November 2, 2023

	By:	/s/ David Jin
David Jin
Interim Principal Financial Officer and Chief Operating Officer